Exhibit 10.4

NOTES EXCHANGE AGREEMENT

This Notes Exchange Agreement (this “Agreement”), effective as of January 31, 2005, is entered into by and among InnSuites Hospitality Trust, an Ohio real estate investment trust (the “Company”), and the individuals named on the signature pages hereof (the “Note Holders”).

WITNESSETH

WHEREAS, the Note Holders own certain promissory notes (each referred to herein as a “Note,” and collectively as the “Notes”) previously issued by the Company; and

WHEREAS, in exchange for the surrender, cancellation and conversion of the Notes in the manner and on the terms set forth in this Agreement, the Note Holders desire to acquire from the Company, and the Company desires to issue to the Note Holders, Shares of Beneficial Interest of the Company.  The descriptions of each Note being surrendered by each Note Holder and the number of Shares of Beneficial Interest of the Company being issued upon exchange and conversion thereof are set forth on Exhibit A.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.                            DEFINITIONS.  The following terms when used in this Agreement shall have the following respective meanings:

“Agreement” has the meaning set forth in the introductory paragraph.

“Company” means InnSuites Hospitality Trust, an Ohio real estate investment trust, together with its successors and assigns.

“Governmental Authority” means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing or any authority, department, commission, board, bureau, agency, court or instrumentality of any of the foregoing.

“Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, security interest, conditional sale or other title retention agreement, pledge, purchase option, call, adverse claim or similar right of a third party with respect to such securities.

“Note Holders” means the individuals named on the signature page of this Agreement.

“Note” or “Notes” has the meaning set forth in the introductory statements.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the Shares of Beneficial Interest of the Company to be acquired by the Note Holders hereunder, as set forth on Exhibit A.

SECTION 2.                            EXCHANGE AND CONVERSION OF THE NOTES INTO SHARES.

Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue to each of the Note Holders, and each of the Note Holders agree to acquire from the Company, the Shares in exchange for the delivery, cancellation, exchange and conversion of the Notes, all in the manner and the amounts set forth in Exhibit A.  For purposes of Rule 144 of the Securities Act, the parties agree that the transactions contemplated by this Agreement should be treated as a conversion of the Notes into the Shares.

SECTION 3.                            REPRESENTATIONS OF THE COMPANY.  The Company hereby represents and warrants to the Note Holders as follows:

3.1                                 Company Existence.  The Company is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Ohio.

3.2                                 Company Power and Authorization. The Company has the power, authority and legal right to execute, deliver and perform this Agreement.  The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on behalf of the Company.  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3.3                                 Validity of Contemplated Transactions; Consent.  The execution, delivery and performance of this Agreement by the Company does not and will not violate, conflict with or result in the breach of any term, condition or provision of any agreement to which the Company is a party, or require the approval or consent of any other party, except for such approvals or consents as have already been obtained.  The Company does not require the approval or consent of, and is not required to make any registration or filing with, any Governmental Authority in connection with the execution, delivery and performance of this Agreement by the Company, except for such approvals, consents, registrations or filing as have already been obtained or made, or will be obtained or made after the date hereof as required by applicable law and set forth on Exhibit B hereto.

3.4.                              Issuance.  The Shares to be issued and acquired under this Agreement, when issued by the Company to each Note Holder and acquired by each Note Holder pursuant to the terms of this Agreement, will (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) have been issued in compliance with all federal and state securities laws (subject to the approvals, consents, registrations or filings set forth on Exhibit B hereto, and (iii) except as otherwise provided herein, be free and clear of all Liens.

3.5                                 Brokers, Finders, and Agents.  The Company is not, directly or indirectly, obligated to anyone acting as broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated by this Agreement.

SECTION 4.                            REPRESENTATIONS OF THE NOTE HOLDERS.  Each of the Note Holders severally represents and warrants to the Company as follows:

4.1                                 Note Holders Power and Authorization. The Note Holder has the power, authority, and legal right to execute, deliver and perform this Agreement.  The execution, delivery and performance of this Agreement by the Note Holder has been duly authorized by all necessary action on behalf of the Note Holder.  This Agreement constitutes the legal, valid and binding obligation of the Note Holder, enforceable against such Note Holder in accordance with its terms, subject to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

4.2                                 Validity of Contemplated Transactions, etc.  The execution, delivery and performance of this Agreement by the Note Holder does not and will not violate, conflict with or result in the breach of any term, condition or provision of any agreement to which the Note Holder is a party, or require the approval or consent of any other party, except for such approvals or consents as have already been obtained.  No authorization, approval or consent of, and no registration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement by the Note Holder, except for such approvals, consents, registrations or filing as have already been obtained or made.

4.3                                 Restricted Securities; No Registration.  The Note Holder understands that the Shares are “restricted securities,” as defined in Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (“Rule 144”),  and agrees that the Shares hereby acquired by such Note Holder have not been registered under the Securities Act by reason of a specific exemption therefrom, and that none of the Shares so acquired can be offered, sold or transferred unless they are subsequently registered under the Securities Act or the Note Holder obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required and that the proposed offer, sale or transfer will be made in compliance with all applicable securities laws, including Rule 144  or other applicable exemption from the registration requirements of the Securities Act.  The Note Holder further acknowledges and understands that the Company is under no obligation to register the Shares.

4.4                                 Sufficiency of Information.  The Note Holder has evaluated the risks of investing in the Shares, has been afforded the opportunity during the course of negotiating the transactions contemplated by this Agreement to ask questions of, and to secure such information from, the Company and its officers as the Note Holder deems necessary to evaluate the merits of entering into such transactions, and all information requested has been given and all questions asked were answered.

4.5                                 Brokers, Finders, and Agents.  The Note Holder is not, directly or indirectly, obligated to anyone acting as broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated by this Agreement.

SECTION 5.                            LEGEND.  Each Note Holder understands that certificates representing the Shares acquired by such Note Holder shall bear the following legend:

THE SHARES OF BENEFICIAL INTEREST REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY BASED UPON THE ADVICE OF COUNSEL TO THE COMPANY.

SECTION 6.                            RELEASE OF SECURITY INTEREST.  Upon receipt of the Shares, without further action on behalf of the Note Holder, the Note shall be deemed paid in full and the Note Holder shall be deemed to have released any security interest the Note Holder has in the Class B limited partnership units that serve as security for the Note.  The Note Holder further acknowledges that the Class B limited partnership units, that serve as security under the Note, have not been pledged or encumbered in any way, and that no third party has any claim, right, title or interest with respect to such Class B limited partnership units.

SECTION 7.                            MISCELLANEOUS.

7.1                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed entirely within the state without regard to principles of conflicts of law.

7.2                                 Entire Agreement. This Agreement and the other agreements and instruments expressly provided for in this Agreement, together set forth the entire understanding of the parties to this Agreement and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties.

7.3                                 No Waivers; Amendments.  No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

7.4                                 Severability.  If any provision of this Agreement shall be declared void or unenforceable by a judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

7.5                                 Expenses.  Each of the parties will pay the fees and expenses incurred by it in connection with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

7.6                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same document.

7.7                                 Further Assurances.  The Company will, from time to time, upon the reasonable request of the Note Holder, execute such further documents as may be reasonably required to transfer to and to vest in the Note Holder all right, title and interest of the Company in the Shares.

Signature page follows

The parties hereto have executed and delivered this Agreement as of the date first above written.

INNSUITES HOSPITALITY TRUST an Ohio real estate investment trust

By:
Name:
Title:

Brian Wirth

Christopher Wirth

Eric Wirth

Pamela Barnhill-Wirth

EXHIBIT A

PROMISSORY NOTES

Name of Note Holder	Description of Promissory Note	Amounts Outstanding Being Converted	Shares Being Issued
Brian Wirth	Note dated February 2, 2004 payable to Brian Wirth, son of James Wirth, bearing interest at 7% per annum, secured by 58,259 Class B limited partnership units in the Partnership, and due in monthly principal and interest payments of $1,971 through February 2011.	$117,410.00	90,315
Christopher Wirth	Note dated February 2, 2004 payable to Christopher Wirth, son of James Wirth, bearing interest at 7% per annum, secured by 58,259 Class B limited partnership units in the Partnership, and due in monthly principal and interest payments of $1,971 through February 2011.	$117,410.00	90,315
Eric Wirth	Note dated February 2, 2004 payable to Eric Wirth, son of James Wirth, bearing interest at 7% per annum, secured by 58,259 Class B limited partnership units in the Partnership, and due in monthly principal and interest payments of $1,971 through February 2011.	$117,410.00	90,315
Pamela Barnhill-Wirth	Note dated February 2, 2004 payable to Pamela Barnhill Wirth, daughter of James Wirth, bearing interest at 7% per annum, secured by 58,259 Class B limited partnership units in the Partnership, and due in monthly principal and interest payments of $1,971 through February 2011.	$117,410.00	90,315

EXHIBIT B

CONSENTS; FILINGS; REGISTRATIONS

1.                                       Approval by the shareholders of the Company obtained at the Company’s annual meeting on December 10, 2004.

2.                                       Approval of Additional Listing Application by the American Stock Exchange.

3.                                       Notice of Sale of Securities pursuant to Regulation D on Form D with the Securities and Exchange Commission.

4.                                       Compliance with applicable state securities laws (Blue Sky Laws).